UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2013 (March 15, 2013)

INVESTORS REAL ESTATE TRUST
 (Exact name of Registrant as specified in its charter)

North Dakota	000-14851	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
 Minot, ND 58702-1988
 (Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On March 21, 2013, IRET-WRH 1, LLC ("Borrower"), a North Dakota limited liability company and joint venture entity in which Investors Real Estate Trust (the "Company") owns a 70% interest, entered into a Construction and Term Loan Agreement dated as of March 15, 2013 (the "Loan Agreement") under which the Bank of North Dakota, as a lender, and First International Bank & Trust ("First International"), as a lender and as Administrative Agent and Collateral Agent, have agreed to provide a loan to the Borrower in the maximum principal amount of $43,672,000 (the "Loan"), for the purpose of constructing a multi-family apartment facility on a parcel of land owned by the Borrower in Williston, North Dakota (the "Project"). Stephen L. Stenehjem, a member of the Company's Board of Trustees, is the President and Chief Executive Officer of First International, and the bank is owned by Mr. Stenehjem and members of his family. The Loan has a maturity date of October 1, 2019, and is secured in part by a first mortgage on the Project and by the guaranty of IRET Properties, a North Dakota Limited Partnership and subsidiary of the Company, of performance (including payment) of all obligations of the Borrower under the Loan Agreement and other loan documents. The Loan is also secured by a limited guaranty of the Company's joint venture partner, of certain limited obligations of the Borrower under the Loan Agreement and other loan documents. During the Construction Loan Term (as such term is defined in the Loan Agreement) the outstanding principal balance of the Loan will bear interest at a fixed interest rate of five percent (5.0%) per annum. During the Permanent Loan Term (as such term is defined in the Loan Agreement), the outstanding principal balance of the Loan will bear interest at an adjustable annual rate of interest equal to the greater of (i) 3.15% plus the annual rate reported by the Federal Home Loan Bank (Des Moines) as the Five-Year Fixed Advance Rate and (ii) 5.0%. The Loan Agreement imposes various restrictions on the Borrower, including usual and customary limitations on the ability of the Borrower to incur additional debt and to grant liens on its assets. The Loan Agreement includes usual and customary events of default for loans of this nature and provides that upon the occurrence of an event of default, payment of all unpaid principal and accrued interest on the Loan and all other sums payable under the Loan Agreement may be accelerated and the Administrative Agent may take possession of the Project and proceed to complete the Project at the cost of the Borrower.

The foregoing summary of the terms of the Loan Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference into this Item 1.01.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
 Construction and Term Loan Agreement dated March 15, 2013 among IRET-WRH 1, LLC, Borrower, First International Bank & Trust as a lender, as Administrative Agent and as Collateral Agent, Bank of North Dakota as a lender, and all other lenders from time to time party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
Date: March 21, 2013	By: /s/Timothy P. Mihalick Timothy P. Mihalick President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Construction and Term Loan Agreement dated March 15, 2013 among IRET-WRH 1, LLC, Borrower, First International Bank & Trust as a lender, as Administrative Agent and as Collateral Agent, Bank of North Dakota as a lender, and all other lenders from time to time party thereto
.